UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-1550167
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd, Suite 500, Tampa, Florida 33607

(Address of principal executive offices)

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of Class to Be Registered)	(Name of Exchange on Which Class Is to Be Registered)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates: Registration No. 333-165643

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

(Title of Class to Be Registered)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Carter Validus Mission Critical REIT Inc. (the “Registrant”) hereby incorporates by reference herein the description of the Registrant’s common stock, $0.01 par value per share, set forth under the caption “Description of Shares,” in the prospectus contained in the Registrant’s registration statement on Form S-11, as declared effective by the Securities and Exchange Commission on December 10, 2010 (Registration No. 333-165643) and all amendments and supplements to such registration statement subsequently filed, with the Securities and Exchange Commission, including any prospectus or prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.	Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have previously been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Articles of Amendment and Restatement (Incorporated by reference to Exhibit 3.4 to the Registrant’s pre-effective amendment No. 3 to its Registration Statement on Form S-11 (File No. 333-165643) filed with the Securities and Exchange Commission on November 16, 2010).

2.	First Amendment to Articles of Amendment and Restatement (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2011).

3.	Bylaws of the Registrant (Incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-11 (File No. 33-165643) filed on March 23, 2010).

4.	Distribution Reinvestment Plan (Incorporated by reference to Appendix B to the Registrant’s prospectus filed with the Securities and Exchange Commission on September 1, 2011).

5.	Subscription Agreement and Subscription Agreement Signature Page (Incorporated by reference to Appendix C to the Registrant’s prospectus filed with the Securities and Exchange Commission on September 1, 2011).

6.	Multiproduct Subscription Agreement (Incorporated by reference to Exhibit 4.3 to the Registrant’s post-effective amendment No. 2 to its Registration Statement on Form S-11 (File No. 333-165643) filed with the Securities and Exchange Commission on August 18, 2011).

7.	Carter Validus Mission Critical REIT, Inc. 2010 Restricted Share Plan (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2011).

8.	Share Repurchase Program (Incorporated by reference from the description under “Share Repurchase Program” in the Registrant’s pre-effective amendment no. 1 to post-effective amendment no. 5 to its Registration Statement (File No. 333-165643) filed with the Securities and Exchange Commission on April 25, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated : April 27, 2012	CARTER VALIDUS MISSION CRITICAL REIT, INC.

	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer